Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	For additional	Jim Sabourin
	information contact:	Vice President, Corporate Communications

	MEDIA:	Jim Sabourin Vice President, Corporate Communications 423.294.6300 Toll free: 866-750-8686 (UNUM)

	INVESTORS:	Thomas A. H. White Senior Vice President, Investor Relations 423.294.8996

UnumProvident Announces Settlement

of Multistate Market Conduct Examination

Agreement Subject to Consent of Participating States

Special Investor Call Set for 9:00 A.M. (EST) on November 19

CHATTANOOGA, TENN., November 18, 2004 – UnumProvident Corporation (NYSE:UNM) today announced that its insurance subsidiaries had entered into settlement agreements with state insurance regulators upon conclusion of a multistate market conduct examination led by Maine, Massachusetts and Tennessee relating to disability claims handling practices. In addition, the U.S. Department of Labor, which has been conducting an inquiry relating to certain ERISA plans, has joined the settlement agreements, and the New York Attorney General’s Office, which had engaged in its own investigation of the Company’s claims handling practices, has notified the Company that it is in support of the settlement and is, therefore, closing its investigation on this issue. The insurance authorities of the 47 remaining states and two other jurisdictions also participated in the examination. The agreements are conditioned upon obtaining the consent of two-thirds of these 47 states and two jurisdictions.

The examination report did not make any findings of violations of law or market conduct regulations. However, the exam report did identify areas of concern. These became the focus of specific changes and enhancements to the Company’s disability claims handling operations which were designed to assure each claim decision is made in a consistently high quality manner.

The primary components of the settlement agreement include: enhancements to the Company’s claims handling procedures; a reassessment of certain previously denied or closed claims; additional corporate and board governance to support the oversight of the reassessment process and general claims handling practices; and payment of a fine in the amount of $15 million to be allocated among the states and jurisdictions that join the agreement.

UnumProvident anticipates recording a loss of $127 million, before tax, or $88 million, after tax, which is $0.29 per diluted common share, upon obtaining consent of two-thirds of the 47 other states and two jurisdictions, or such lesser number of consents as the Company may choose to accept for the agreements to be binding. The Company expects to receive the required number of consents during the fourth quarter 2004. The loss is comprised of four elements, $27 million of incremental direct operating expenses to conduct the two year reassessment process, $44 million for benefit costs and reserves from claims reopened from the reassessment, $41 million for additional benefit costs and reserves for claims already incurred and currently in inventory that are anticipated as a result of the claim process changes being implemented, and the $15 million fine. The ongoing costs of changes in the claims handling process and governance improvements will be included in the Company’s operating expenses as incurred going forward. These ongoing costs are not anticipated to materially affect the Company’s results of operations.

“UnumProvident is, and always has been, committed to handling customers’ claims in a fair, thorough and objective manner,” said Thomas R. Watjen, UnumProvident president and chief executive officer. “We have committed significant resources over a number of years to build a sound claim process. At the same time, we have always been willing to make changes as needed. We have learned from this process, especially the regulators’ view of this important activity at our Company, and I am confident the steps we are taking in response to this review will improve the consistency and quality of our claims decisions, improving further the quality of service we provide our customers and help establish best practices throughout the industry. I am very pleased with the efforts of those leading the multistate examination process, that the U.S. Department of Labor has joined the settlement agreement and that the Office of the Attorney General of New York is supporting the settlement agreement and closing its investigation on this matter. Although the number of parties obviously led to complicated negotiations, by successfully concluding this settlement we will have put a number of related matters behind us. I am very confident that through the actions we are taking internally we will meet the requirements contained in these settlement agreements.”

The insurance commissioners of Maine, Massachusetts and Tennessee, which are the states in which the Company’s three principal insurance subsidiaries are domiciled, began the multistate targeted market conduct examination in September 2003 and, as the lead state regulators, directed the course of the exam. The Company also has an insurance subsidiary domiciled in New York, but New York had been proceeding separately with its market conduct exam prior to commencement of the multistate exam. It became a participating state and also entered into a substantially identical settlement agreement covering the subsidiary domiciled in New York. The insurance departments of 46 other states, the District of Columbia and American Samoa have since joined as participants in the exam. The purpose of the exam was to determine whether the long-term disability claims handling practices of the Company’s insurance subsidiaries reflected unfair claim settlement practices. Examiners working under the direction of the three lead state regulators reviewed policy forms, manuals and administration and organization charts, but primarily focused on reviewing individual or group long-term claim files closed, appealed or open during two time periods from 2002 to early 2004. The claim file review led to discussions with the Company that resulted in the settlement agreement.

A principal feature of the settlement is a reassessment process. Under the agreement, UnumProvident is offering to reassess any individual or group long-term disability claim that was denied or closed since January 1, 2000, except for specific categories of closures such as settlement, death or payment of maximum benefits. The potential pool of claims decided over the nearly five year period that may be eligible for reassessment if the claimant elects to participate is approximately 215,000 claims. However, almost half of these claims are subject to a preliminary determination as to whether the claimant seeking reassessment “returned to work” under the policy, in which case the claim is not eligible for further reassessment. Once the agreement is effective, the Company will begin notifying these claimants over a several week period that they may elect to have their prior claim decision reassessed by a special reassessment unit of experienced claims professionals applying the enhanced claim procedures outlined in the settlement agreement. The special unit is headed by an officer of the Company with over 28 years experience in claims handling. The Company will also accept requests for reassessment from other individuals whose claims were closed after January 1, 1997, and through December 31, 1999, subject to the same closure exceptions as the group receiving notice, and from claimants who dispute the category for closure if it affects their eligibility for reassessment. There will be ongoing oversight by the Company and lead state regulators of the reassessment process. The DOL may also participate in this monitoring of the reassessment process.

UnumProvident has also agreed to enhance certain aspects of its claim operations, including making changes to its organization and procedures to improve the consistency of and the support for each claim decision and create an easier process for claimants. First, UnumProvident is increasing the number of experienced claims professionals involved in making claims decisions, as well as more heavily involving higher levels of management in the signing off on adverse claim decisions. Doing so will not only put more experienced people into closer contact with claim decisions, but it should also improve turnaround times and clarify accountability for claims decisions. Second, to improve the support for the initial claim decisions, the Company is modifying its policies regarding medical information, including guidelines for the use of independent medical evaluations and the process for handling claimants with multiple medical conditions. Third, to make it easier for a claimant to understand and proceed through the claim process, the Company is adding a number of service components, including referring certain claims to a field case manager who will meet with the claimant in an effort to make the process less burdensome. Also, there will be an additional telephone hotline available to claimants who seek additional assistance. Finally, to further assure consistency in the initial claim decision, the Company is adding a position of quality compliance consultant to assess the totality of the claim decision and to focus on issues of compliance and documentation.

The final principal part of the settlement agreement addresses aspects of corporate governance which are intended to reflect today’s greater emphasis in this area and to help establish best practices for the industry. A regulatory compliance unit is being created to monitor the reassessment process, compliance with market conduct regulations and ERISA requirements, as well as general claims handling compliance. This unit will be headed by the Company’s chief ethics officer and will report directly to a newly formed regulatory compliance committee of the board of directors. This committee will be responsible for monitoring compliance with the settlement agreement as well as with a broader range of regulatory and compliance laws and regulations. The committee will be composed of five independent directors, including two newly elected directors with significant insurance industry or insurance regulatory experience and subject to approval of the lead state regulators. In a separate release today, the board announced the election of Pamela H. Godwin and Gloria C. Larson to the board of directors following a search led by an outside firm. Additionally, the board of directors intends to add an additional director with significant insurance regulatory experience by June 30, 2005. As previously announced, three independent directors with senior management experience in the insurance or financial services industries were elected at the company’s August 2004 board meeting.

Separate settlement agreements have been approved and executed by the respective insurance subsidiaries of UnumProvident, the lead state regulators for the Maine, Massachusetts and Tennessee insurance subsidiaries, the Superintendent of Insurance of New York for the company’s insurance subsidiary domiciled in New York, and the U.S. Department of Labor. In addition to these parties who have executed settlement agreements, the effectiveness of the agreements is conditioned upon the consent of at least two-thirds of the “participating states,” which does not include the three lead states, but includes the 47 other states and two other jurisdictions, so that two-thirds would be 33 of the participants, unless the company approves a lesser number. The agreements are being circulated to the participating states, which have until December 20, 2004, to sign the documents in order to consent. Once the settlement agreements are effective, they will remain in place until the later of January 1, 2007 or the completion of an examination of claim handling practices and an examination of the reassessment process, both of which will be conducted by the lead state regulators. In addition to the fine of $15 million to be paid when the settlement agreements become effective, the insurance subsidiaries that are parties to the settlement agreements are subject as a group to potential fines for non-compliance with the settlement agreements, including contingent fines of $100,000 per day if certain implementation deadlines are not met and a contingent fine of $145 million for failure to satisfactorily meet the performance standards in the settlement agreements relating to the examinations referred to above, which will be conducted in approximately two years. This latter contingent fine relating to examination of the claims handling practices or the reassessment process is limited to a maximum of $145 million for both examinations should the performance standards not be met. The performance standard is based on compliance with a maximum tolerance standard for claims procedures based on review of a statistically credible random sample of individual or group claims. The company believes that the changes it has made and will be making to its claims operations and to enhance its oversight functions will substantially reduce the likelihood that the company would fail to meet the performance standards in the agreement when these examinations are concluded.

“I am confident that the plans and people are in place to meet the requirements of these agreements,” Mr. Watjen stated. “In addition to the changes occurring in our benefits area, we will also have a special internal claim audit team dedicated to reviewing the matters required by the settlement agreements, including claim decisions in the reassessment process as well as those made in the normal claims operations. We will be reviewing the results of this audit team’s work on a regular basis. The multistate exam team will also be reviewing claim decisions and compliance with procedures contained in the agreements. We expect to have frequent discussions with this multistate exam team to jointly review our progress. We believe these activities over a period of almost two years prior to these examinations will minimize the potential for any failure of the Company to meet the requirements of the agreements when the exams are undertaken.”

Arizona, California, Minnesota and New Mexico are participating in the multistate examination; however, while the multistate examination was in progress these states chose to continue pursuing their own market conduct examinations and investigations, each of which had begun prior to the beginning of the multistate exam. The Company has reached agreement with the Minnesota Department of Commerce covering three exam periods dating from 1995 and involving three of the Company’s insurance subsidiaries, which have agreed to pay a penalty totaling $250,000 relating to various matters outside the general scope of the multistate examination. California has conducted an examination with two phases and an investigation relating to claims handling. Discussions with the California Department of Insurance have been ongoing relating to various issues, some of which are within the general scope of the multistate examination and others that are outside its scope and relate to such matters as policy provisions. It is uncertain as to whether California, Arizona or New Mexico will consent to the multistate settlement agreements, pursue their own examinations to conclusion or a combination of joining the multistate settlement agreements and resolving certain state specific issues separately.

Through a significant investment of resources, UnumProvident has developed the industry’s largest disability claims and return-to-work organization, managing approximately 450,000 new short term and long term disability claims annually. In 2003, UnumProvident paid $4.1 billion in disability benefits, more than double any other insurance provider. To meet future policyholder obligations, the company maintains a sound balance sheet, including $16 billion in statutory disability reserves.

UnumProvident Corporation senior management will host a conference call on Friday, November 19, at 9:00 a.m. (eastern) to discuss the multistate market conduct examination and settlement agreements and may include forward-looking information as well as other material information. The dial-in number is (913) 981-5591. Alternatively, a live webcast of the call will be available at www.unumprovident.com in a listen only mode. About fifteen minutes prior to the start of the call, you should access the “Investor and Shareholder Information” section of our website. A replay of the call will be available by telephone (888) 203-1112 and on our website through Wednesday, November 24.

For full examination report and regulatory settlement agreement, please visit www.unumprovident.com/commitment.

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About UnumProvident

UnumProvident is the largest provider of group and individual disability income protection insurance in North America. Through its subsidiaries, UnumProvident insures more than 25 million people and paid $5.7 billion in total benefits to customers in 2003. With primary offices in Chattanooga, Tennessee, and Portland, Maine, the company employs more than 12,500 people worldwide.

Safe Harbor agreement

A “safe harbor” is provided for “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Statements in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism and acts of war; competitive factors, including pricing pressures; legislative, regulatory, or tax changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities, projected new sales and renewals, persistency rates, incidence and recovery rates, pricing and underwriting projections and experience, retained risks in reinsurance operations, availability and cost of reinsurance, level and results of litigation, rating agency actions, regulatory actions, negative media attention, the level of pension benefit costs and funding, investment results, including credit deterioration of investments, and effectiveness of product and customer support. For further information of risks and uncertainties that could affect actual results, see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2003 and subsequently filed Form 10-Qs. The forward-looking statements are being made as of the date of this press release and the Company expressly disclaims any obligation to update any forward-looking statement contained herein.